Exhibit 99.1

                Microvision Reports Results for Fourth
Quarter and Full Year of 2005; Company Reiterates Its 2006 Turnaround
                               Strategy

    REDMOND, Wash.--(BUSINESS WIRE)--March 16, 2006--Microvision, Inc. (Nasdaq:MVIS), a leader in light scanning technologies, today reported financial results for the fourth quarter and full year of 2005. Revenues for the full-year 2005 were $14.7 million, an increase of 29% over the $11.7 million reported for 2004. Operating loss for the year was reduced by 20% to $27.3 million from $34 million in 2004 (excluding the $1.7 million effect of consolidating its share of Lumera's losses in 2004, the operating loss improvement was 18%) and the net loss to common shareholders was reduced by 9.6% to $30.3 million or $1.35 per share versus the 2004 equivalents of $33.5 million or $1.56 per share. The company ended the year with a revenue backlog of $3.4 million
    Revenues for the fourth quarter were $2.7 million, a decrease of 18% from the prior revenue reported for the fourth quarter of 2004. Operating loss increased by 29% to $9.0 million from $7.0 million in 2004; net loss for the fourth quarter available to common shareholders was reduced by 32% to $5.6 million or $.23 per share from $8.2 million or $.38 per share reported for the fourth quarter of last year.

    2005 Highlights

    -- Ended a two year annual revenue slide and delivered $14.7 million in revenue for 2005 up 29% over 2004;

    -- Developed new sales channels and solid pipeline for Flic product in the second half of the year which resulted in record sales numbers in the fourth quarter;

    -- Strong commercial contract revenue performance fueled by Ethicon Endo Surgery contract;

    --  Sold 165 Nomad systems to the military in a large volume sale;

    --  Delivered on key government programs;

    -- Made demonstrable progress toward accelerating the development of the automotive head-up display;

    -- Developed and successfully demonstrated the first working demonstration prototype of the personal projection display (PicoP(TM)) in the fourth quarter of last year; and

    -- Defined new business roadmap, technology productization strategy and organizational blueprint to commence Company turnaround in 2006.

    Alexander Tokman, Microvision's President and CEO, commented: "We are pleased with the Company's overall top line performance for the full year as we reversed a two-year trend of declining annual revenues. However, the types of contract and sales activities pursued in 2005 did not fully establish a revenue ramp consistent with sustained long term growth. Consequently, after we defined the new business and organizational strategy late last year, we have put in place, over the last few months, initiatives and measures to build a foundation for longer term sustained growth. These initiatives support key elements of our turnaround strategy and 2006 operating plan announced last month. We are in a rebuilding mode, and we're enthusiastic about the future and confident in our ability to deliver value to our customers and shareholders."

    2006 Operating Plan Implementation

    We are executing on our 2006 Plan, the highlights of which are as follows:

    -- Flic Bar Code Scanner. Building a solid sales pipeline for the year. Completing phase 1 product quality improvements targeted on improving reliability and reducing the cost of quality on Flic scanner.

    -- Nomad. Conducting an in depth evaluation of the potential for Nomad in its current configuration in four major application areas: inspection, situational awareness, troubleshooting and diagnostics for primary markets that include transportation, industrial and healthcare.

    -- Funded product quality improvement programs to reduce cost of quality and implemented pricing and discounting rigor.

    -- Integrated Photonics Module (IPM). Defining our modular embedded light scanning engine architecture to enable high resolution, high-volume display products for a variety of consumer, industrial, automotive and military applications.

    -- PicoP and Automotive Head-Up Display (HUD). Advancing discussions with potential development and distribution partners for HUD and personal projection display products, collecting requirements and defining product specifications.

    -- Completed the realignment and restructuring of the Company. Reduced the overall workforce by approximately 10%; expected reduction in overall SG&A costs by approximately 25% in 2006 versus 2005. Reduced the number of executive positions by 30% through reduction and consolidation.

    -- New organizational leadership. Hired Ian Brown who will be driving synergies across our new sales and marketing organization, strengthening our customer focus and positioning us for future growth into new market segments.

    -- Board changes. Together with the Board, initiated a process of better aligning the skills and experience of the directors to the business and operating objectives of the company. The first step was the addition of Marc Onetto. Onetto brings extensive experience, knowledge and leadership in establishing and managing global supply chain operations directly supports our business objectives for 2006 and beyond in proliferating high volume consumer and automotive products.

    Liquidity and Financing

    The company had $6.9 million in cash and cash equivalents on December 31, 2005. On February 2, 2006, the company announced that it had raised an additional $10.3 million from the sale of a portion of its Lumera stock. The company disclosed that its independent registered public accounting firm has included a going concern qualification to their opinion on the December 31, 2005, consolidated financial statements because the company requires additional cash to fund its operations through December 31, 2006.
    "Obviously, we would have preferred to not have a qualified audit opinion on our 2005 financial results," said Tokman. "However, it does not represent any change in the viability of our business. We expect to raise additional funds over the coming months. We have made the choice not to pursue a complicated short-term financing at this point simply for purposes of avoiding a qualified opinion; we have chosen instead to pursue a financing strategy that we believe better aligns our capital structure to our new business fundamentals and outlook. We have recently engaged an investment banker to assist us with this strategy.
    "We are rebuilding the company with a new identity and new strategy. I am very excited about the pace of change and the path that we are on to grow the company."

    Conference Call

    Microvision will host a conference call to discuss its 2005 financial results at 4:30 p.m. ET today. Participants may join the conference call by dialing 888-396-2386 (for U.S. participants) ten minutes prior to the start of the conference. International participants can dial 617-847-8712. The conference passcode is 10873003. Additionally, the call will be broadcast over the Internet and can be accessed from the company's web site at www.microvision.com. A telephone replay of the call will be available through 6:30 p.m. ET March 23, 2006, and can be accessed by dialing 888-286-8010 (for U.S. participants) or 617-801-6888 (for international participants). The conference passcode for the replay is 88926988. Also, a replay of the conference call will be available on the company's web site.

    About Microvision: www.microvision.com

    Headquartered in Redmond, Wash., Microvision, Inc. is the world leader in the development of high-resolution displays and imaging systems based on the company's proprietary silicon micro-mirror technology. The company's technology enables solutions and products in a broad range of industrial, consumer, military, and medical applications.

    Forward-Looking Statements Disclaimer

    Certain statements contained in this release, including expected results, projections of future revenues, plans for product development and production volume, future development contracts and commercial arrangements, growth in demand, future product benefits, future operations and the benefits of our equity interest in Lumera, as well as statements containing words like "believes,""estimate," "expects," "anticipates," "target," "plans," "will", "could" and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: our ability to raise additional capital when needed; market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; our dependence on the defense industry and a limited number of government development contracts; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims, risks related to Lumera's business and the market for its equity and other risk factors identified from time to time in the company's SEC reports and other filings, including the Company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.


                          Microvision, Inc.
                      Consolidated Balance Sheet
                            (In thousands)
                             (Unaudited)
                                                  Dec. 31,   Dec. 31,
                                                    2005       2004
                                                  ---------  ---------
Assets
Current Assets
   Cash and cash equivalents                     $   6,860  $   1,268
   Accounts receivable, net of allowances            1,380      5,227
   Costs and estimated earnings in excess of
    billings on uncompleted contracts                1,204        597
   Inventory                                           759      3,167
   Current restricted cash and investments           1,856          -
   Other current assets                              1,512      1,293
                                                  ---------  ---------
      Total current assets                          13,571     11,552

Investment in Lumera                                 3,582     10,201
Property and equipment, net                          2,902      2,318
Restricted investments                               1,000      1,238
Restricted investment in Lumera                      2,184          -
Other assets                                           124        229
                                                  ---------  ---------
     Total assets                                $  23,363  $  25,538
                                                  =========  =========


Liabilities, Mandatorily Redeemable Convertible
 Preferred Stock and Shareholders' (Deficit) Equity
Current Liabilities
   Accounts payable                              $   2,328  $   2,624
   Accrued liabilities                               4,513      4,538
   Allowance for estimated contract losses               -         53
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                   51      3,318
   Liability associated with common stock
    warrants                                         3,452          -
   Current portion of notes payable                  7,896          -
   Current portion of capital lease obligations         32         39
   Current portion of long-term debt                    22         77
                                                  ---------  ---------
        Total current liabilities                   18,294     10,649

Notes payable, net of current portion                1,447          -
Liability associated with embedded derivative
 feature                                             1,368          -
Capital lease obligations, net of current
 portion                                               105          9
Long-term debt, net of current portion                   -         22
Deferred rent, net of current portion                1,492         21
                                                  ---------  ---------
        Total liabilities                           22,706     10,701
                                                  ---------  ---------

Commitments and contingencies                            -          -

Mandatorily redeemable convertible preferred
 stock                                               4,166      7,647
                                                  ---------  ---------
Shareholders' (Deficit) Equity
    Common stock at par value                           25         22
    Additional paid-in capital                     212,993    196,929
    Deferred compensation                              (85)      (305)
    Subscriptions receivable from related
     parties                                             -       (166)
    Receivables from related parties, net             (792)    (1,823)
    Accumulated deficit                           (215,650)  (187,467)
                                                  ---------  ---------
      Total shareholders' (deficit) equity          (3,509)     7,190
                                                  ---------  ---------
      Total liabilities, mandatorily redeemable
       convertible preferred stock
       and shareholders' equity                  $  23,363  $  25,538
                                                  =========  =========


                          Microvision, Inc.
                 Consolidated Statement of Operations
            (In thousands, except earnings per share data)
                             (Unaudited)

                                  Three months       Twelve months
                                  ended Dec.31,      ended Dec. 31,
                                --------------------------------------
                                  2005     2004     2005      2004
                                 -------  -------  --------  --------
Contract revenue                $ 2,142  $ 2,554  $ 11,386  $  8,821
Product revenue                     567      763     3,360     2,597
                                 -------  -------  --------  --------
Total revenue                     2,709    3,317    14,746    11,418
                                 -------  -------  --------  --------

Cost of contract revenue          1,313    1,562     6,456     5,539
Cost of product revenue           3,152    1,679     8,636     3,868
                                 -------  -------  --------  --------
Total cost of revenue             4,465    3,241    15,092     9,407
                                 -------  -------  --------  --------

   Gross margin                  (1,756)      76      (346)    2,011
                                 -------  -------  --------  --------
Research and development
 expense                            703    2,081     6,587    14,709
Sales, marketing, general and
 administrative expense           6,467    4,742    19,923    19,228
Non-cash compensation expense        55      290       429     2,118
                                 -------  -------  --------  --------
        Total operating
         expenses                 7,225    7,113    26,939    36,055
                                 -------  -------  --------  --------

Loss from operations             (8,981)  (7,037)  (27,285)  (34,044)

Interest income                      77       48       263       272
Interest expense                 (1,186)     (14)   (3,253)     (151)
Gain on derivative features of
 notes payable                    4,306        -     5,975         -
Loss on debt extinguishment           -        -    (3,313)        -
Other income (expense)              (11)       -       (28)       (1)
                                 -------  -------  --------  --------
Loss before minority interests
 and equity in losses of Lumera  (5,795)  (7,003)  (27,641)  (33,924)

Minority interests in loss of
 consolidated subsidiary              -        -         -     2,438
Equity in losses of Lumera         (754)    (961)   (3,242)   (1,711)
Gain on sale of securities of
 equity subsidiary                1,130        -     2,700         -
                                 -------  -------  --------  --------

Net loss                         (5,419)  (7,964)  (28,183)  (33,197)

Less:  Stated dividend on
 mandatorily redeemable
 convertible preferred stock        (44)     (88)     (280)     (108)
     Accretion to par value of
      preferred stock              (103)    (195)     (637)     (238)
     Inducement for conversion
      of preferred stock              -        -    (1,184)        -
                                 -------  -------  --------  --------
Net loss available for common
 shareholders                   $(5,566) $(8,247) $(30,284) $(33,543)
                                 =======  =======  ========  ========
Net loss per share - basic and
 diluted                        $ (0.23) $ (0.38) $  (1.35) $  (1.56)
                                 =======  =======  ========  ========
Weighted-average shares
 outstanding -
   basic and diluted             24,347   21,508    22,498    21,493
                                 =======  =======  ========  ========




    CONTACT: Microvision, Inc.
             Brian Heagler, 425-882-6794 (investors)
             Matt Nichols, 425-882-6657 (media)